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                                                                  EXHIBIT (h)(4)

                               SERVICING AGREEMENT

                               MARKET STREET FUND

                           1000 Chesterbrook Boulevard
                           Berwyn, Pennsylvania 19312


Nationwide Life and Annuity Company of America
(formerly, "Providentmutual Life and Annuity Company of America")
1000 Chesterbrook Boulevard
Berwyn, Pennsylvania  19312

Ladies and Gentlemen:

         We, Market Street Fund (the "Fund"), wish to enter into this Servicing Agreement with you, Nationwide Life and Annuity Company of America (formerly, "Providentmutual Life and Annuity Company of America"), concerning the provision of administrative support services to your customers who, from time to time, may be the record or beneficial owners of shares (said shares referred to herein as the "Shares") of the series portfolios of the Fund listed in Appendix A hereto (each series portfolio a "Portfolio," and, collectively, the "Portfolios").

         The terms and conditions of this Servicing Agreement are as follows:

         Section 1. You agree to provide administrative support services, directly or through an affiliate/designee, to your customers who, from time to time, may own of record or beneficially Shares of the Portfolios. Services provided may include some or all of the following: (i) processing dividend and distribution payments from a Portfolio on behalf of your customers; (ii) providing periodic statements to your customers showing their positions in the Shares or Share equivalents; (iii) arranging for bank wires; (iv) responding to routine customer inquiries relating to services performed by you; (v) providing sub-accounting with respect to the Shares beneficially owned by your customers or the information necessary for sub-accounting; (vi) if required by law, forwarding shareholder communications from a Portfolio (such as proxies, shareholder reports, annual and semi-annual financial statements, and dividend, distribution, and tax notices) to your customers; (vii) forwarding to customers proxy statements and proxies containing any proposals regarding this Agreement or the Administrative Services Plan related hereto; (viii) aggregating and processing purchase, exchange, and redemption requests from your customers and placing net purchase, exchange, and redemption orders for your customers; (ix) providing customers with a service that invests the assets of their accounts in the Shares pursuant to specific or pre-authorized instructions; (x) establishing and maintaining accounts and records relating to transactions in the Shares;
(xi) assisting your customers in changing dividend or distribution options, account designations, and addresses; or (xii) other similar services if requested by a Portfolio.
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         Section 2. You will provide such office space and equipment, telephone facilities, and personnel (which may be any part of the space, equipment, and facilities currently used in your business, or any personnel employed by you) as may be reasonably necessary or beneficial in order to provide the aforementioned services to your customers.

         Section 3. Neither you nor any of your officers, employees, or agents are authorized to make any representations concerning the Portfolios or their Shares, except those representations contained in our then-current prospectuses or then-current Statements of Additional Information ("SAIs") for these shares, copies of which prospectuses and SAIs will be supplied by the Fund's distributor and/or administrator, to you, or in such supplemental literature or advertising as may be authorized by the Fund in writing.

         Section 4. For all purposes of this Agreement, you will be deemed to be an independent contractor, and will have no authority to act as limited agent for the Portfolios in any matter or in any respect. By your written acceptance of this Agreement, you agree to and do release, indemnify, and hold us and the Portfolios harmless from and against any and all direct or indirect liabilities or losses resulting from requests, directions, actions, or inactions of or by you or your officers, employees, or agents regarding your responsibilities hereunder or the purchase, redemption, transfer, or registration of the Shares by or on behalf of customers. In turn, we agree to and do release, indemnify, and hold you harmless from and against any and all direct or indirect liabilities or losses resulting from directions, actions, or inactions of or by us or our officers, employees, or agents regarding our responsibilities pursuant to this Agreement. You and your employees, upon request, will be available during normal business hours to consult with the Fund and the Portfolios or their designees concerning the performance of your responsibilities under this Agreement.

         Section 5. In consideration for the services and facilities provided by you hereunder, the Portfolios, or the investment adviser as applicable, will pay to you, and you will accept as full payment therefore, a fee at the annual rate designated in Appendix A of the average daily net assets of a Portfolio's Shares owned of record or beneficially by your customers from time to time for which you provide services hereunder, which fee will be computed daily and payable monthly. The fee rate stated above may be prospectively increased or decreased by the Portfolios or the investment adviser, in their sole discretion, at any time upon notice to you. Further, the Fund and/or a Portfolio, in the discretion of the Fund and/or that Portfolio, as applicable, and without notice, may suspend or withdraw the sale of these Shares, including the sale of these Shares to you for the account of any of your customer(s).

         Section 6. Any person authorized to direct the disposition of monies paid or payable by the Portfolios pursuant to this Agreement will provide to the Board of Trustees of the Fund, and the Trustees of the Fund will review, at least quarterly, a written report of the amounts so expended and the entities to whom these expenditures were made. In addition, you will furnish the Fund and the Portfolios or their designees with such information as the Fund and the Portfolios or their designees may reasonably request (including, without limitation, periodic certifications confirming the provision to your customers of some or all of the services described herein), and will otherwise cooperate with the Portfolios and their designees (including, without

                                       2
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limitation, any auditors designed by the Fund), in connection with the preparation of reports to the Fund's Board of Trustees concerning this Agreement and the monies paid or payable by the Portfolios pursuant hereto, as well as any other reports or filings that may be required by law.

         Section 7. Both parties may enter into other similar Servicing Agreements with any other person or persons without the other's consent.

         Section 8. By your written acceptance of this Agreement, you represent, warrant, and agree that: (i) in no event will any of the services provided by you hereunder be primarily intended to result in the sale of any Shares issued by the Portfolios; (ii) the compensation payable to you hereunder, together with any other compensation you receive from your customers for services contemplated by this Agreement, will, to the extent required, be disclosed to your customers, and will not be excessive or unreasonable under the laws and instruments governing your relationships with your customers; and (iii) if you are subject to the provisions of the Glass-Steagall Act and other laws governing, among other things, the conduct of activities by Federally-chartered and Federally-supervised banks and other affiliated banking organizations, you will perform only those activities which are consistent with your statutory and regulatory obligations and will act solely as agent for, upon the order of, and for the account of, your customers.

         Section 9. This Agreement will become effective on the date a fully executed copy of this Agreement is received by the Portfolios or their designee. This Agreement may be terminated at any time, without the payment of any penalty with respect to the Portfolios by the vote of a majority of the members of the Board of Trustees of the Fund who are not "interested persons" of the Fund, as that term is defined at Section 2(a)(19) of the Investment Company Act of 1940, as amended (the "1940 Act"), and who have no direct or indirect financial interest in the operation of the Fund's Administrative Servicing Plan or in any related agreements to the Fund's Administrative Servicing Plan (said Trustees of the Fund hereinafter referred to as the "Independent Trustees"), or by a majority of the outstanding voting securities of the Fund on not more than sixty
(60) days written notice to the parties to this Agreement, or upon material breach of this Agreement, or by either party on not more than ninety (90) days written notice to the other party.

         Section 10. All notices and other communications to either you, us or the Fund will be duly given if mailed, telegraphed, telexed, or transmitted by similar telecommunications device to the appropriate address shown below:

         Market Street Fund
         1000 Chesterbrook Boulevard
         Berwyn, Pennsylvania 19312
         Attn:  ________________
         Fax: (610) ____________

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         Nationwide Life and Annuity Company of America
         (formerly, "Providentmutual Life and Annuity Company of America") 1000 Chesterbrook Boulevard
         Berwyn, Pennsylvania 19312
         Attn:  ________________
         Fax: (610) ____________

         Section 11. This Agreement will be construed in accordance with the laws of the State of Ohio and is assignable upon written consent by all the parties hereto. Amendments hereto will be made only upon written consent by both parties and subject to the approval of the Board of Trustees of the Fund, when applicable.

         Section 12. This Agreement, or form thereof, has been approved by vote of a majority of (i) the Board of Trustees of the Fund and (ii) the Independent Trustees of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

         Section 13. The Fund is a Delaware business trust organized under a Declaration of Trust (the Fund was converted into a Delaware business trust on January 26, 2001, from Market Street Fund, Inc., a Maryland corporation, which was incorporated in the State of Maryland on March 21, 1985), to which reference is hereby made and a copy of which is on file at the office of the Secretary of State of the State of Delaware, as required by law, and to any and all amendments thereto so filed or hereafter filed. The obligations of a Portfolio or the Fund entered into in the name or on behalf thereof by any of the Trustees, officers, employees, or agents of the Fund are made not individually, but in said capacities, and are not binding upon any of the Trustees, officers, employees, agents, or shareholders of the Fund as these relate to the Portfolio personally, but bind only the assets of the Fund, and all persons dealing with a Portfolio must look solely to the assets of that Portfolio for the enforcement of any claims against the Fund.

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         If you agree to be legally bound by the provisions of this Agreement, please sign a copy of this letter where indicated below and promptly return it to the Portfolios' designee, Gartmore SA Capital Trust, Attention:
_______________, 1200 River Road, Conshohocken, Pennsylvania 19428.

         Gartmore SA Capital Trust, as the Portfolios' designee, will notify the Portfolios concerning any future operational changes pertaining to the Agreement.

Very truly yours,                           Accepted and Agreed to:

MARKET STREET FUND                          NATIONWIDE LIFE AND ANNUITY
                                              COMPANY OF AMERICA
                                              (formerly, "Providentmutual Life
                                              and Annuity Company of America")


___________________________                 _______________________
Name:                                       Name:
Title:                                      Title:

Date: _____________________, 2002           Date: _________________, 2002

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                                   APPENDIX A

--------------------------------------------------------------------------------
MARKET STREET FUND PORTFOLIOS             FEE
--------------------------------------------------------------------------------
All Pro Broad Equity Portfolio            0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
All Pro Large Cap Growth Portfolio        0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
All Pro Large Cap Value Portfolio         0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
All Pro Small Cap Growth Portfolio        0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
All Pro Small Cap Value Portfolio         0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
Equity 500 Index Portfolio                0.10% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
International Portfolio                   0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
Mid Cap Growth Portfolio                  0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
Balanced Portfolio                        0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
Bond Portfolio                            0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------
Money Market Portfolio                    0.25% of the average daily net assets
                                          of the Shares of the Portfolio
--------------------------------------------------------------------------------

Signed:  _____________________
Name:    _____________________
Title:   _____________________

Dated:   _____________, 2002